FORM SB-2

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 Kanakaris Communications, Inc.
         (Name of small business issuer in its charter)

29350 Pacific Coast Highway, Suite 12, Zuma Beach Terrace, Malibu,
                    CA 90265, (310) 589-2767
(Address and telephone number of Registrant's principal executive offices and principal place of business)

 Shawn F. Hackman, Esq., 1600 E. Desert Inn Rd. #102, Las Vegas,
                    NV 89109, (702) 732-2253
   (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed  If this Form is a post-
to register additional effective amendment
securities for an      filed pursuant to Rule
offering pursuant to   462(c) under the         If delivery of the
Rule 462(b) under the  Securities Act, check    prospectus is
Securities Act, please the following box and    expected to be
check the following    list the Securities      made pursuant to
box and list the       Act registration         Rule 434, please
Securities Act         statement number of      check the
registration number of the earlier effective    following box.
the earlier effective  registration statement
registration statement for the same offering.
for the same offering.

                 CALCULATION OF REGISTRATION FEE

 Title of     Amount to     Proposed     Proposed     Amount of
each class       be         maximum      maximum     registration
    of       registered     offering    aggregate        fee
securities                 price per     offering
   to be                      unit        price
registered

Common       20,000,000     $0.3125     $6,250,000    $1,843.75
shares

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment.
(See "Risk Factors" on page 2).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           PROSPECTUS

                                                         Copy No.

                 Kanakaris Communications, Inc.

                        11,000,000 Shares
                          Common Stock
                Offering Price $0.3125 per Share

     Kanakaris Communications, Inc., (the "Company") is offering for sale 11,000,000 Shares of its Common Stock, $.001 par value per share (the "Shares") on a "best efforts" basis, pursuant to the terms of this Prospectus (See "OFFERING.")



                              Offering      Net
                              Price         Proceeds
                              To Public     To Company
        Per Share:            $0.3125       $ 0.2813
        Maximum (11,000,000   $3,437,500    $3,094,300
        shares)

                     Registered Sales Agent

         The date of this Offering Memorandum is      .

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

ALL OFFEREES AND SUBSCRIBERS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY TO VERIFY ANY OF THE INFORMATION INCLUDED HEREIN AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY. COPIES OF ALL DOCUMENTS, CONTRACTS, FINANCIAL STATEMENTS AND OTHER COMPANY RECORDS WILL BE MADE AVAILABLE FOR INSPECTION AT ANY SUCH MEETING OR DURING NORMAL BUSINESS HOURS UPON REQUEST TO THE COMPANY.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE READ THIS MEMORANDUM CAREFULLY AND THOROUGHLY, THEY WERE GIVEN THE OPPORTUNITY TO
OBTAIN   ADDITIONAL  INFORMATION;  AND  THEY  DID  SO   TO   THEIR
SATISFACTION.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF TIME SUBSEQUENT TO ITS DATE.

THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON.

                 Kanakaris Communications, Inc.

                        Table of Contents
MEMORANDUM SUMMARY                                             1
RISK FACTORS                                                   2
USE OF PROCEEDS                                                3
DETERMINATION OF OFFERING PRICE                                4
PLAN OF DISTRIBUTION                                           4
LEGAL PROCEEDINGS                                              5
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 5 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 7
DESCRIPTION OF SECURITIES                                      7
INTEREST OF NAMED EXPERTS AND COUNSEL                          9
DISCLOSURE OF COMMISSION POSITION ON INDENMIFICATION FOR
  SECURITIES ACT LIABILITIES                                  9
ORGANIZATION WITHIN LAST FIVE YEARS                            9
DESCRIPTION OF BUSINESS                                        9
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION     12
DESCRIPTION OF PROPERTY                                       15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS      15
EXECUTIVE COMPENSATION                                        15
FINANCIAL STATEMENTS                                          16
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE                                       16
INDEMNIFICATION OF DIRECTORS AND OFFICERS                     16
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                   17
RECENT SALES OF UNREGISTERED SECURITIES                       17
EXHIBITS                                                      17
UNDERTAKINGS                                                  18


                       MEMORANDUM SUMMARY

     The following summary is qualified in its entirety by detailed information appearing elsewhere in this Memorandum. Each prospective investor is urged to read this Memorandum in its entirety.

THE COMPANY

     Kanakaris Communications, Inc., (the "Company") is a Nevada corporation formed as the result of a November 25, 1997 acquisition agreement between a Nevada Corporation and a Delaware Corporation. The Company has two wholly owned subsidiaries, Desience and Kanakaris InternetWorks, and its common stock is listed on the OTC Bulletin Board under the symbol KANA.

     The Company's principal business includes the Internet (design and hosting of Web sites, proprietary Web sites, Internet content and commerce) and computer command centers. Internet services include the design and hosting of Web shows, corporate Websites, digital book publishing, themed content commerce sites, downloadable music Websites and online advertising. Command center solutions include the design, manufacture and installation of ergonomic solutions include the design, manufacture and installation of ergonomic solutions for the utilization of computers and peripherals in governmental agency and Fortune 500 company environments.

     The Company is focusing on its proprietary web site, NetBooks.com, as a major portion of its future Internet operations. The site enables consumers to download books into their computers directly from the Internet. It allows authors the opportunity to publish their books on the internet. NetBooks.com reflects the Company's vision for 100% digital publishing. The Company is developing TalkingNetBooks as an addition to its NetBooks product line.

     The  Company's  offices are located at 29350  Pacific  Coast
Highway, Suite 12, Zuma Beach Terrace, Malibu, California, 90265,
(310) 589-2767.

THE OFFERING

The Company's stock is traded on the OTC Bulletin Board under the symbol KANA. The Company is registering 20,000,000 shares of its $0.001 par value common stock. Of these shares, 9,000,000 are currently issued and outstanding, some of which are subject to various restrictions. The remaining 11,000,000 shares are being offered for sale in accordance with the terms of this Prospectus.

Securities Offered:

Total                              11,000,000 Shares

Offering Price Per Share:          $0.3125

Shares Outstanding:

Before the Offering

     Total Shares                  9,000,000 Shares

After the Offering

     Total Shares                  20,000,000 Shares

USE OF NET PROCEEDS

     If all the Shares offered are sold, net proceeds to the Company will be approximately $3,094,300, which will be used for working capital to permit the continued operation of the Company and the improvement and development of its internet-based products. (See "USE OF PROCEEDS.")

RISK FACTORS

     The common stock is subject to the normal risks of fluctuating market prices. As the company's business is centered on Internet services, the stock value is subject further to continued interest in and use of the Internet, and the acceptance by the on-line community of the Company's Internet-based offerings. In addition, holders of the common stock should not expect to receive dividends, and are not able to vote their shares cumulatively for election of directors. Because the stock has been thinly traded, a purchaser may not be able to liquidate his or her investment immediately.

DILUTION

     The offering involves a dilution in the book value per Share
of   the   Common  Stock  from  the  public  offering  price.(See
"Description of Common Stock.")

FINANCIAL HIGHLIGHTS

     The   following   schedule  sets  forth  certain   financial
information of the Company at the date indicated. (See "FINANCIAL
STATEMENTS.")

                                   Date: March 31, 1998

Total Assets               $486,213

Total Liabilities          $441,713

Stockholders' Equity        $44,500

                          RISK FACTORS

RISK FACTORS RELATING TO THE COMPANY'S BUSINESS

     Aside from the normal risks inherent in investment in any company, there are no particular risks associated with this Company. The Company's business is centered upon computer technology, both for implementations within a particular business or agency, and on the Internet. The Company is relatively newly organized, but is in a large marketplace.

RISK FACTORS RELATING TO THE NATURE OF THE OFFERING

"BEST EFFORTS" OFFERING

     The  Shares are offered for sale on a "best efforts"  basis.
No individual or entity has agreed to purchase any portion of the Shares. There is no guarantee, therefore, that any of the Shares offered hereby will be sold.

NO CUMULATIVE VOTING

     Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors. (See "DESCRIPTION OF COMMON STOCK.")

SHELF REGISTRATION / OFFERING PRICE

     The Shares offered hereby are being registered pursuant to Rule 415(a)(1)(ix) promulgated under the Securities Act of 1933. It is anticipated that sales will take place over a period of two years, and that the offering price will change over that time to reflect the market price of the common stock. The Company will file, at any time it offers or sells securities, a post-effective amendment to the registration statement, a prospectus which will reflect any fundamental changes in the information in the registration statement.

No Foreseeable Dividends

     The Company does not anticipate paying dividends on its Common Stock in the foreseeable future but plans to retain earnings, if any, for the operation and expansion of its business. (See "DESCRIPTION OF COMMON STOCK.")

                         USE OF PROCEEDS

     Following the sale of 11,000,000 shares of common stock, the gross proceeds to the Company will be $3,437,500. The Company anticipates using these funds for the following purposes.


Use of Proceeds:      Amount:

Sales Commissions     $343,750

Legal Fees            $8,000

Filing Fees           $1,250

Working Capital       $3,084,500



     Management  anticipates  expending  these  funds   for   the
purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplementing amounts may be drawn form other sources, including, but not limited to general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds or similar investments.

                 DETERMINATION OF OFFERING PRICE

     This registration statement is filed in accordance with Rule 415 of the Securities Act of 1933. The offering is expected to begin immediately after the effectiveness of the registration statement and to be completed within two years. During that time, this prospectus may be modified to reflect a change in, among other material items, the offering price of the Shares, to reflect changed market conditions.

                      PLAN OF DISTRIBUTION

     The Company will sell a maximum of 11,000,000 Shares of its Common Stock, par value $.001 per Share, to the public on an "best efforts" basis. No underwriter has been retained by the Company.

     The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock.
The Company anticipates a sales commission of 10%.

     The Shares are offered by the Company subject to prior sale and subject to approval of certain legal matters by counsel. The
Company reserves the right to reject any subscription in whole or in part, for any reason or for no reason.

Opportunity to Make Inquiries

     The Company will make available to each Offeree prior to any sale of the Shares the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Procedures For Subscribing

     Each investor purchasing any of the Shares offered hereby will be required to execute a Subscription Agreement which, among other provisions, will contain representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company, and will contain an acknowledgment of the receipt of the opportunity to make inquiries and obtain additional information.

                        LEGAL PROCEEDINGS

     There are no material legal proceedings involving the Company that are known to the Company as of the date of this prospectus, or that are known to have been threatened against the Company as of the date of this prospectus.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The names, addresses, ages, and respective positions of the current directors and officers of Kanakaris Communication, Inc., are as follows:



Name                            Age     Position                Term of Office

Alex F. Kanakaris               42      President / CEO         1 year
                                         / Director

Frank Firestone Ake, Jr.        45      Director                1 year

Branch Lotspeich                51      President,              1 year
                                        Desience OPCON
                                        Products /
                                        Director

John R. McKay                   36      President,              1 year
                                        Marketing and
                                        Internet
                                        Operations /
                                        Secretary /
                                        Director

Craig Jones, CPA                44      Acting CFO /            Per Consulting
                                        Treasurer               Agreement


Alex F. Kanakaris; President

    Alex F. Kanakaris positioned Kanakaris InternetWorks to be the POP Culture content king of the internet. He developed a strategic business plan based on the idea that unique and appealing content on the Internet directly impacts the ability to obtain revenue. Developed a Internet sales product which can be sold to virtually any business in the world.
    (1997) He has an extensive entrepreneurial background, is a recognized industry leader on the Internet, and has a diversified background in marketing, writing, publishing, as well having been a stockbroker. Mr. Kanakaris personally oversees the development of the Company's product line, and is working on the launch of TalkingNetBooks, a product utilizing Microsoft(R) NetShow(R) technology.

Frank Firestone Ake, Jr., Director:
    In addition to credentials mentioned above, Mr. Firestone Ake has educational experience at Investment Banking School, Baraben/Interfirst; Mortgage Banking School, The Mortgage Network; Illinois Institute of Technology, Bachelor of Architecture, Chicago. For the Oriana Corporation, Chicago, he financed, constructed, managed, and sold a sixty-three employee restaurant. For Skidmore Owings & Merrill, Chicago, he was a project architect for over seven billion dollars of projects including architects, office towers and hotels for the world's largest architecture firm at their headquarters office. His professional licenses include Architect, Illinois; Real Estate Broker, Illinois. He is a member of the World Trade Center Association and a past member of the board of directors of the American Institute of Architects (AIA), Chicago.

Branch Lotspeich, President, Desience OPCON Products:
    In the design and placement of command and control environments for Fortune 500 corporations, Branch has worked directly with AT&T, IBM, IRS, Ford Motor Co., and other clients to develop data and networking centers. From 1992 to 1997, Mr. Lotspeich worked as an independent consultant in telecommunications acquiring accounts including Proctor & Gamble and Cincinnati Bell Telephone. His worked encompassed site design, broadband communications, world-wide group project communications, as well as telephony
    For 10 years, from 1978 to 1988, Mr. Lotspeich was the manager of the Medical Media Center at the University of Cincinnati. He designed and oversaw the building of the first Medical Media Center in Hangchou, China. He served as television and media consultant to the Children's Hospital in Krakow, Poland. Branch has an expertise in computer programming, including Internet applications of HTML, CGI and Java. From 1980 through 1986, he served as an appointment of the mayor of Cincinnati to the Citizens Cable Regulatory Board. Education: University of Cincinnati, Bachelor of Fine Arts in Television Broadcasting. Graduated Summa Cum Laude.

John R. McKay, Vice President Marketing:
    As Marketing Manager of the National Notary Association, Mr. McKay was responsible for creating, designing, and producing all marketing materials, including developing their corporate Website. Oversaw all advertising and marketing decisions of the organization. (1993-1997). Mr. McKay has an extensive advertising and marketing background, including being
    Advertising Manager for Kelly Moore Paint and Sales Promotion, Manager for Alliance Electronics/ORA.

Craig Jones, Acting Chief Financial Officer:
    Mr. Jones' background includes experience with Price Waterhouse and as a tax manager at Ernst & Young. He is a principal and co-founder of Hines & Jones, a full service accounting firm, which has a relationship and office in the law firm of Gibson, Dunn & Crutcher. Current clients of Hines & Jones include high net worth individuals in California, the largest furniture maker in Asia, the first Hispanic economic development corporation in Los Angeles, and prominent figures in politics and entertainment.
    Mr.  Jones  was Financial Director of Asia and Latin  America
    for EF, the world's largest student travel company. As the financial executive, Mr. Jones' responsibilities included the organization's financial plans and policies, accounting practices, executive direction over treasury, budgeting, audit and tax activities and company expansion in Asia and Latin America. Mr. Jones has been formation team member of several large joint ventures in Asia. Mr. Jones is a member of the American Institute of Certified Public Accountants, National Society of Tax Professionals, Japan-America Society, Asia Society, Chinese Chamber of Commerce, and a founding member of the International Society of Public Accountants. Mr. Jones was the former Chairman of the China Exploration and Research Society and is currently a Director of Kham Aid Foundation.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table identifies all holders who are known to management to control, either individually or beneficially, a number of shares equal to or greater than 5% of the issued and outstanding shares as of April 24, 1998.



Title of   Name and address of            Amount and   Percent
class      beneficial owner               nature of     of
                                          beneficial   class
                                          owner

Common     Nelson Vazquez                 3,000,000    33.33%
           4450 S. Eastern, Suite 102
           Las Vegas, NV 89119

Common     Lloyd Wade Securities          600,000      6.67%
           FBO Carlisle
           Account #BZ05267
           5005 LBJ Freeway, Suite 630
           Dallas, TX 75244

     The following table identifies all shares owned individually or beneficially by directors and officers of the Company as of April 24, 1998.



Title of   Name and address of                  Amount and   Percent
class      beneficial owner                     nature of     of
                                                beneficial   class
                                                owner

Common     Colby Marceau                        57,236       0.64%
           12 Via Torre
           Rancho Santa Margurita,
           CA 92688


                    DESCRIPTION OF SECURITIES
The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (iii) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (iv) are entitled to one non-cumulative vote per share, on all matters on which shareholders may vote at all meetings of shareholders. As of the date of this memorandum, the Company had 9,000,000 shares of common stock outstanding.

Non-Cumulative Voting
The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors. After the present offering is completed, if all of the Shares offered are sold to the public, the public shareholders will own approximately 99% of the outstanding shares of the Company.

Dividends
The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.
A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities. (See "RISK FACTORS - No Foreseeable Dividends.")

Possible Anti-Takeover Effects of Authorized but Unissued Stock

Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 80,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent

The  Company  has  engaged  the  services  of  Alpha  Tech  Stock
Transfer, 4505 S. Wasatch Blvd., Salt Lake City, UT 84124, and expects to continue using them as the transfer agent for the Company's stock.

              INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

    DISCLOSURE OF COMMISSION POSITION ON INDENMIFICATION FOR
                   SECURITIES ACT LIABILITIES

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud, or knowing violations of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising out of their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud, or knowing violations of the law. The company's Articles of Incorporation and By-laws limit the liability of directors and officers to the maximum extent permitted by Nevada law (Section 78.751). Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

               ORGANIZATION WITHIN LAST FIVE YEARS

     Not Applicable.

                     DESCRIPTION OF BUSINESS

(a)  Business Development

Kanakaris Internetworks, Inc. ("KIW") was incorporated in the State of Delaware on February 25, 1997. On October 10, 1997, KIW entered an agreement to purchase all of the common stock of the Desience Corporation in exchange for a royalty to the owners of Desience based upon gross sales. Desience Is a wholly-owned subsidiary of KIW.

On November 25, 1997, KIW consummated an acquisition agreement with Big Tex Enterprises, Inc., by which all stock of KIW was transferred to Big Tex in exchange for stock of Big Tex. Big Tex had been incorporated in Nevada on November 1, 1991, but was an inactive company. KIW became a wholly-owned subsidiary of Big Tex upon the exchange of stock, at which time the name of Big Tex Enterprises, Inc. was changed to Kanakaris Communications, Inc. The Company's common stock is traded on the OTC Bulletin Board under the symbol KANA.

(b)  Business of Issuer

The Company's principal business includes the Internet (design and hosting of Web sites, proprietary Web sites, Internet content and commerce) and computer command centers. Internet service includes the design and hosting of Web show, corporate web sites, digital book publishing, themed content commerce sites, downloadable music Web sites and online advertising. Command center solutions include the design, manufacture and installation of ergonomic solutions for the utilization of computers and peripherals in governmental agency and Fortune 500 company environments.

The Company operates within two major divisions, Desience and Kanakaris InternetWorks.

Desience Division

The  Company seeks to revitalize and grow its Desience  division.
The Company's OPCON Module System, a proprietary enclosure product for high-end computer command centers, is utilized by clients such as NASA, the Federal Bureau of Investigation, the U.S. Navy, Bank of America, Mitsubishi, Pacfic Bell and other Fortune 500 companies and governmental agencies. The Company seeks to increase its independent sales force, update its promotional materials, and update and expand its product line.

The division began business in 1972 designing and manufacturing trading desks for the burgeoning investment industry. By 1984
Desience clients requested similar equipment "enclosures" for their expanding computer centers.

Working with IBM, Desience developed the OPCON modular system for enclosing and organizing the equipment and cabling associated with data and network control centers. The first large OPCON installation occurred in 1985, an installation of over 75 modules at du pont de Nemours in Wilmington, Delaware.

The Company has been marketing and selling the OPCON modular system to corporate and government mainframe computer users since the early 1980's when mainframe computer use was growing dramatically. While 90% of Desience's sales have been in the United States, the 1990's have seen increased business from South America including multiple orders from Venezuela and Mexico. Desience has also sold and installed OPCON in Canada, Barbados, Bermuda, St. Lucia, Kuwait, and Guam. Desience assists the client in the planning process by making site visits, taking lists of requirements, then providing customers with blueprint floor plans of OPCON layouts, elevated views of suggested equipment layouts and perspective presentation drawings. Additionally, Desience oversees manufacturing of product and oversees the installation processes.

The Desience OPCON modular system was developed in conjunction with IBM in 1993-4 for use by IBM's large mainframe computer users. OPCON was built to exacting standards using steel and aluminum construction for strength, durability and fire retardency. Ergonomic studies determined OPCON's viewing angles and anti-glare screen technology was used in OPCON.

At that time, only one other manufacturer sold a product for data center use. It was constructed of fiberboard and plywood, similar to kitchen cabinets. The structures required final fitting on site. The sawing and hammering caused disruption and a debris problem for the client. Desience was the first and only manufacturer using a standard, modular "system" which could be quickly installed by bolting together without any site construction. OPCON could similarly be added to or reconfigured easily with additional parts.

Today, about five main manufacturers compete in the marketplace. They are about evenly divided between "wood-type" products and metal products. Most competitors offer similar services (installation, warranties, customer service). Deciding factors in a sale, such as price, service, features, etc., vary according to the requirements of the customer.

In 1989, Desience joined the general services administration
(GSA) contract, allowing Desience to sell to the federal government and its agencies at preferred pricing. Federal government contracts today account for about 30% of Desience's business.

In 1991, Desience began offering integrated electronic hardware in conjunction with the OPCON system. Desience provides large screen monitors, rear screen projections systems, video switching systems, digital clocks and related cabling and interfaces. Desience consults with clients to suggest the equipment best suited to work in conjunction with the customers' existing equipment.

In the 1990's customers began "de-centralizing" command centers, splitting up processing activity into many smaller centers. The practice of "out-sourcing" data processing to third party data centers during the 1990'S also lessened the development of large command centers. The most influential development in data processing was the development of using "local area networks"
(LAN) of personal computers (PC's) to handle processing formerly handles by mainframes.

Desience met these challenges in several ways. OPCON cabinet design was updated with solutions for incorporating PC drives into the cabinet design. In 1991 Desience introduced a new corporate division offering integrated electronic hardware to their customers. Using large screen monitors and rear screen projection systems, Desience could link the customer's computers and "switch" information to large screens for immediate viewing by many operators and/or managers at once.

The OPCON design was re-engineered to accommodate LAN servers and large screen technology yet stay compatible with all existing cabinetry, so existing clients could add the new technology to existing OPCON Shares. Desience prides itself in always "grand-fathering" its new design enhancements for OPCON into its entire installed base.

In 1997 Desience developed a new, "low-contour" module in conjunction with the U.S. Navy. In a contract of over $200,000, the products were installed in April of 1997 at Dahlgren, Va.
Desience proposes to refine this product to increase its desirability in the commercial market. It intends to promote this as a new line in 1998.

As the century closes, the mainframe is on the rebound having proved to be the ultimate solution for processing and storage of large data projects. While the trend to "outsourcing" continues, the outsourcing companies are requiring larger and larger centers and larger command centers and therefore becoming new Desience clients.

Kanakaris InternetWorks Division

This division sells Multimedia Internet products to the "Popular Culture" marketplace. The Company's Internet World Wide Websites are available to consumers internationally. The division's offerings include downloadable books and music, and on-line book publishing. The division has obtained world-wide registration for several Internet domain name to permit consumers access to the Company's offerings.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

Desience Division

Future intentions include the "universal workstation" a concept currently in planning at Desience. The universal work station will incorporate both electronics and the latest ergonomically designed work desk area. This will allow the customer to purchase a completely furnished work area in one step. Desience would support the station with full service contracts and customer support.

The Company would like to begin marketing in the Pacific Rim as it believes the superior quality and durability of its product and its reputation as the "top of the line" product of its type will be especially appealing to this market.

User-groups rate Desience very high, often highest, for product design, quality, durability, reliability and for ease of installation, excellent customer service, and overall industry knowledge. It is generally a customer seeking the lowest-cost product that may make a choice other than Desience.

Desience OPCON modular system is widely known as the "top of the line" solution. Desience consoles have been on the market for nearly 15 years and many installations have outlasted the large corporations and government agencies that originally ordered them. Corporations using 10 year-old OPCON report it is "like new" in appearance. About 25% of Desience business is in repeat business to existing customers both adding new components to existing installations and ordering new Shares for new sites.

The principal competitors in this area do not all offer the same selection of products as Desience such as integrated electronic hardware, large screen monitors and rear screen projection and digital clocks. Two metal console manufacturers, Engineered Data Products and Systems Manufacturing Corporation, were selling other metal storage units to data centers prior to developing monitor enclosures. Their consoles are constructed of lighter weight materials and are known to be less able to withstand the rigors of 24 hour use than Desience OPCON modules.

Major competition (listed in decreasing order of pricing) include
Evans Consoles Fiberboard & Aluminum (Canada); Infrastructures
Fiberboard (U.S.A); Stacking Systems Fiberboard (U.S.A.); Systems
Mfg. Corp. Metal (U.S.A.); Engineered Data Products Metal
(U.S.A.)

In the Company's analysis of the competition, Evans Consoles is seen as the leading competitor. It has minimized the weaknesses of a wood-type product by incorporating an aluminum framework. Evans owns its own manufacturing plant in Alberta, Canada and is able to discount deeply when needed. Buying from a non-American company does not seen to be an issue with their U.S.A. customers. The Company believes the OPCON product has superior compatibility with American lighting and electrical standards.

Desience competes successfully against Evans as OPCON has a sleeker, "American" look and can hold more equipment in less space. OPCON offers UL approved electrical outlets at each level and a unique lighting system with a patented lens which directs light onto the work surface and away from the monitors. OPCON pricing is generally compatible with Evans'.

The second serious competitor, Infrastructures, has aggressive sales and marketing techniques. Desience believes it has a superior product and marketing techniques appreciated by its customers.

The Company's current product line includes three major segments:

      OPCON Modular Enclosures. These enclosures provide an ergonomic work space, enclose and organize equipment and cabling required for large data and network control centers.

      Low Contour OPCON Modules. These modules provide all the function of the standard OPCON module, but has a very low profile allowing operators full view of the command center.

      Universal Workstation. This is a design concept under development which fully integrates the user interface equipment with its ergonomic workstation.

The existing OPCON modular system is sold to commercial customers with a standard requirement of a 1/3 materials deposit with order placement; balance due on a net 30 day basis from shipment. Freight and installation are invoiced separately. Desience pays its suppliers on a net 30 day basis, although, at its discretion it may pay a portion of the deposit to the manufacturer at order placement.

The new "low-contour" modules have been designed and installed at a Virginia site. Desience plans to refine the design of these modules to standardize dimensions and parts to make it more flexible to the commercial market. This project should require about 6 weeks of engineering time and no further prototype work.

The "universal workstation" is a design concept at this time. Desience plans to spend requirements definition sessions with its important commercial, government and military clients to determine their needs and concerns regarding the "universal workstation" concept and to determine the scope and size of the project.

This workstation will require significant engineering time, the development of project business partners on the electronics and software sides and the process of prototype and beta testing.

The Company does not expect, if the project is spread out over the course of 12 - 15 months, that the development would require significant resources of the company. Desience would like to develop this product in conjunction with one manufacturer who might become a "business partner" in the development of the product. One existing Desience manufacturer has expressed interest in developing talks along these lines. Desience intends to research the market to find one or two other possible resources for this concept.

It is the hope of Desience that the "universal workstation" project would be developed in conjunction with the needs of an interested client, such as was the case with the "low-contour" console development with the U.S. Navy.

Kanakaris InternetWorks Division

In the Internet industry, the Company envisions explosive growth opportunities for publishing and programming as a result of technology advances which will reach a mass Popular Culture market in the coming years. Specifically, President Clinton has supported the growth of the "electronic highway" providing interactive information services to millions. Technology will become more widely available which allow Internet channels including audio and video, to be received into homes on television; computers will continue to evolve and provide more Multimedia program capabilities, and new electronic hardware, such as transportable pen and voice operated "digital assistants", will emerge. In the Internet industry, the Company anticipates growing domestic and international demand for Websites which are designed to reflect the style, taste, and consciousness of the Popular Culture marketplace. In particular, the Company sees a growing trend and demand for fashion, food/wine and other content/commerce Websites.

The company sees a growing demand for online Multimedia
(publishing and programming and downloadable music) which are interactive with society.

The Company's main headquarters are in the greater Los Angeles area. Because of its strong foundation in the motion picture, television, movie, and home-video industries as well as its attraction to artists and innovative thinkers and its multi-ethnic demographic makeup, L.A. has all the right ingredients to be the world capital of Multimedia and Popular Culture. The Company believes that the creative growth of Multimedia mandates the melding of existing entertainment industries, and that no other city in the world has the vast resources that the greater Los Angeles area has in terms of Entertainment industry experience, ability, and size of existing operations. While certain industries which have traditionally provided Southern Californians jobs, such as the Defense industry, are being permanently downsized, the Company believes that new jobs will be created in new Multimedia technologies to help offset these losses. The Company believes that it can play an important niche role in the Multimedia economy of the region.

The Company believes that its World Wide Websites, concentrating on music, fashion, multiculture and Cyberculture topics, are significantly different in nature from other Websites currently available on the Internet. The Company believes its pricing and size of audience will provide a competitive combination and that it will be able to effectively obtain a niche on the Internet of sufficient scope to be attractive to multiple revenue streams.

The Company plans to expand its proprietary web site, NetBooks.com, by adding new book titles, seeking relationships with publishers, and expanding its sales force. The Company is participating in publishing and internet related events such as book conventions (including booths at the 1998 Los Angeles Times Festival of Books, 1998 White House Internet Conference in Los Angeles) to create greater consumer awareness of NetBooks.com. The Company expects to generate revenue from NetBooks.com in several ways: Fees to authors to publish their books online, a percentage of the price charged for books downloaded from the site, advertising on the site, and possible joint ventures related to the site. The Company will seek strategic partners to offer software providing tools to authors to create their books for submission to the NetBooks.com site and to tie-in with a hardware product to interface with the site (specifically, a book reader device that should be compatible with the technology utilized by NetBooks.com).

The Company plans to charge fees to design and administer "e-commerce" web sites, particularly those which can offer a large number of products delivered by direct download. The company will seek to be involved with a web site offering high quality downloads of music.

                     DESCRIPTION OF PROPERTY

     The Company owns no real property. It leases the office space used as the Company's principal offices.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     NONE

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's stock is traded on the OTC Bulletin Board under the symbol KANA.

                     EXECUTIVE COMPENSATION

The following table indicates the compensation to each executive officer and other highly compensated employees. Note that all values shown are annual compensation - the Company has not instituted a long-term compensation program. (4)



          Name and Position     Year      Salary

          Alex Kanakaris, CEO   1998      $120,000
                                1997
                                1996


          Branch Lotspeich,     1998      $100,000
          President, Desience   1997
                                1996


          John McKay            1998      $80,000
          VP Marketing          1997
                                1996


          David Valenti         1998      $120,000 (1)
          President, Sales
                                1997

                                1996


          Craig Jones,          1998      $3,000 / mo (2)
          Acting CFO            1997
                                1996


          Colby Marceau         1998      $2,000 / mo (3)
          National Sales        1997
          Manager               1996

     (1) David Valenti has a consulting contract which replaces a previous employment contract. The annual compensation shown above is contingent upon reaching specified levels of sales performance or Company capitalization.
     (2) Craig Jones has a consulting contract which entitles him to receive, in addition to the monthly remuneration, 300,000 shares of restricted common stock.
     (3) Colby Marceau has a consulting contract entitling him to the specified monthly retainer which increases to $3,000 plus a percentage of sales.
     (4) The directors and members of the advisory board serve without cash remuneration. They have either been issued stock or will be included in a future stock option program.

                      FINANCIAL STATEMENTS

     The financial statements and supplemental data required by this form follow the index of financial statements appearing in the section labeled "EXHIBITS" below.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                      FINANCIAL DISCLOSURE

     NONE

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Officers and Directors of the Company are accountable to the Company as fiduciaries, which means such Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase, including the misapplication by any such Officer or Director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud, or knowing violations of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising out of their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud, or knowing violations of the law. The company's Articles of Incorporation and By-laws limit the liability of directors and officers to the maximum extent permitted by Nevada law (Section 78.751). Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

The Company will not acquire assets from its current management or any entity in which such management has a five percent or greater equity interest unless the Company has first received an independent opinion as to the fairness of the terms of the acquisition. In negotiating the terms of the acquisition of the assets, management may be influenced by the possibility of future personal benefit from unrelated business dealings with such persons or entities. There can be no assurance that such conflict of interest will be adequately resolved in favor of the Company and its Shareholders. The Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs. Management of the Company has agreed to abide by this fiduciary duty.

It should be noted that this is a rapidly developing and changing area of the law. Investors are urged to consult their own legal counsel.

           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company anticipates that it will incur, in addition to the commission associated with selling the common stock, additional legal and registration expenses. These anticipated costs are listed above (See "Use of Proceeds.")

             RECENT SALES OF UNREGISTERED SECURITIES

     NONE

                            EXHIBITS

The following financial statements are attached:

         Consolidated Balance Sheet

         Statement of Changes in Stockholders' Equity

         Consolidated Statement of Operations

         Consolidated Statement of Cash Flows

         Notes to Consolidated Financial Statements

The following exhibits are included:

     (3.1)     Articles of Incorporation

     (3.2)     By-Laws

     (5)  Opinion re: legality

     (10) Material Contracts

     (15) Letter on unaudited interim financial information

     (22) Subsidiaries of the registrant

     (24) Consent of experts and counsel

     (25) Power of attorney

                          UNDERTAKINGS

(a)  The Company agrees that it will:

     (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to

       (i) include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnifications for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforeceable.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Las Vegas, State of Nevada, on July 21, 1998.

Registrant       Kanakaris Communications, Inc.

By               Alex Kanakaris

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature        /s/ Alex Kanakaris

Title            President

Date             July 21, 1998